Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS NOTE AND SECURITIES ISSUABLE ON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION IS NOT REQUIRED. UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MAY NOT TRADE THIS SECURITY OR ANY SECURITY ISSUED IN RESPECT OF THIS SECURITY IN CANADA BEFORE 4 MONTHS AFTER THE DATE OF THIS AGREEMENT.

UNITY WIRELESS CORPORATION

CONVERTIBLE PROMISSORY NOTE

U.S. $_________

June 8, 2006

THIS PROMISSORY NOTE (this “Note”) is made as of this 8 day of June, 2006, by Unity Wireless Corporation, a corporation incorporated under the laws of Delaware (“Maker”), in favor of ____________ or its assigns (“Holder”).

RECITALS

WHEREAS, this note and certain other similar notes issued concurrently herewith (collectively, the “Notes”) are being issued pursuant to a Merger Agreement dated February 7, 2006 (the “Merger Agreement”).

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, and for and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Holder hereby covenant and agree as set forth below.   All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Merger Agreement.

FOR VALUED RECEIVED, Maker hereby promises to pay to Holder, the principal sum of ___________ DOLLARS or such lesser amount as may from time to time be otherwise owing from Maker to Holder under this Note.  All payments of principal shall be paid as set forth below, and each such payment shall be made in lawful money of the United States of America. In addition this Note and the shares issuable on conversion of this Note are subject to offsets as set forth in the Merger Agreement.

This Note is subject to the following terms and conditions:

1.

Payments of Principal

(a)

Repayment.  Unless otherwise repaid or converted as provided herein, the entire unpaid principal balance of this Note, shall be due and payable in full on June 12, 2007 (the “Maturity Date”).  Notwithstanding the foregoing, Holder acknowledges that Maker shall not make payment under this Note for as long as such payment is prohibited under the terms of an agreement between the Maker, Unity Wireless Microwave Systems Ltd. and Bank HaPoalim dated June 8, 2006 (the “Bank Agreement”), provided, however, that: (1) the foregoing shall not be deemed to be a release to Maker on the part of the Holder in connection with such nonpayment and such nonpayment shall be considered to be a breach of this note by Maker, which shall entitle the Holder to all remedies available to it in connection with such nonpayment pursuant to this note and under applicable law; and (2) the foregoing shall only apply to the Bank Agreement as the same is in effect as of the date hereof and not to any amendment or extension to the Bank Agreement.

(b)

Optional Prepayment.  Upon the provision of at least 20 days prior written notice to the Holder (“Notice”), Maker shall be entitled, at its option, to repay all or any part of the outstanding principal amount.

(c)

Manner of Payment.  Maker shall make payment in accordance with the terms of this Note no later than 5:30 p.m. (New York City time) on the date when due, in immediately available funds.  Payment of principal shall be paid by Maker at Holder’s address set forth above, or to such other location or accounts within the United States as Holder may specify in writing to Maker from time to time, in immediately available funds or as otherwise explicitly provided for herein.

(d)

Cancellation.  After all amounts owed on this Note have been paid in full and/or all amounts due under this Note has been converted in full into common stock $.001 par value of the Maker (“Common Stock”) as provided in Section 3, this Note will be surrendered to Maker for cancellation.

1.

No Interest.  This Note accrues no interest.

1.

Conversion into Equity of Maker.

(a)

Optional Conversion. Commencing on the date of this Note and continuing thereafter until this Note is paid in full, the holder of this Note shall have the right at its sole election to convert all or a portion of the outstanding balance due hereunder into shares of Common Stock at the Conversion Price as hereinafter defined (subject to proportional adjustments for stock splits, stock dividends and the like).  Upon such conversion, Holder shall receive the same rights as all other holders of Common Stock in Maker and shall be treated for all purposes as the record holder of the shares of Common Stock issued upon such conversion. The Conversion Price is $0.25 per share, except that after the giving of a Notice under Section 1(b) the Conversion Price shall be reduced by 1/36 of one cent for each day remaining from the date of such Notice until the Maturity Date, and except also that if the Company defaults in making payment on this Note and the default continues for 60 days, then, without derogating from any remedy available to the Holder under applicable law, during the continuance of the default the Conversion Price shall be $0.225 per share. No fractional shares will be issued on conversion.

(b)

Mechanics and Effect of Conversion.  Upon conversion of this Note in full pursuant to this Section 3, Holder shall surrender this Note, duly endorsed, at the principal offices of Maker or any transfer agent for Maker.  Holder shall also execute and deliver any ancillary agreements as may be required or reasonably requested to effect the conversion of this Note.  Maker shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of Shares pursuant to this Section 3.

(c)

Reservation of Shares.  Maker shall at all times reserve and keep available out of its authorized equity securities, solely for the purposes of issuance upon the conversion of this Note as herein provided, such number of Shares as shall then be issuable upon the full conversion of this Note.  Maker covenants that it shall cause all Shares which shall be so issued to be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. Maker will take all such action as may be necessary to assure that all such Shares may be so issued without violation of any applicable law or regulation.

(d)

Rights Prior to Conversion.  Holder shall have no equity interest in Maker or any voting, dividend, liquidation or dissolution rights with respect to any equity securities of Maker solely by reason of this Note.  Furthermore, prior to conversion, as set forth in this Section 3, and the issuance and delivery of a certificate or certificates evidencing the Shares purchased pursuant to the conversion, Holder shall have no interest in, or any voting, dividend, liquidation or dissolution rights with respect to any equity securities of Maker.

1.

Events of Default.  The following are “Events of Default” hereunder:

(a)

any failure by Maker to pay principal hereunder when due that is not cured within two days after notice;

(b)

any representation or warranty made by or on behalf of Maker herein proves to have been incorrect, false or misleading in any material respect on the date of which made and is not cured within 15 days after notice;

(c)

if Maker or any subsidiary of Maker shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Bankruptcy Code, (v) file a voluntary petition in bankruptcy or a petition for bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law and such petition or proceeding shall remain undismissed or unstayed for thirty (30) days, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(d)

if Maker breaches a material covenant or agreement under this Note, the Merger Agreement and/or the Warrant and Maker shall fail to cure such breach within ten (10) days after receipt by Maker of written notice of such failure from Holder;

(e)

any dissolution, liquidation or winding up of Maker or any substantial portion of its business or a material subsidiary.

1.

Remedies on Default.  If any Event of Default shall occur and be continuing, then the entire principal under this Note shall upon notice by Holder become immediately due and payable.

1.

Certain Waivers.  Except as otherwise expressly provided in this Note, Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default and notice of any and all of the foregoing.

1.

Maker covenants and agrees to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Maker after the date hereof pursuant to Securities Exchange Act of 1934 (as amended) (the “Exchange Act”). Until the end of the 24th month after the date hereof, if Maker is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Holders and make publicly available in accordance with Rule 144(c) such information as is required to satisfy the “current public information” requirement for selling stock under Rule 144.

1.

Amendments.  This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

1.

GOVERNING LAW; JURISDICTION.  This Note shall be governed by and construed in accordance with the law of the State of Israel applicable to contracts made and to be performed therein. The parties consent to the exclusive jurisdiction of the Israel courts in any action arising out of or connected in any way with this Note, and the parties hereto further agree that the service of process or of any other papers upon them or any of them in the manner provided for notices hereunder shall be deemed good, proper and effective service upon them.

1.

Notices.  All notices and communications shall be in writing and shall be as provided for in the Merger Agreement.

1.

Successors and Assigns.  This Note and the obligations and rights of Maker hereunder, shall be binding upon and inure to the benefit of Maker, the holder of this Note, and their respective successors and assigns.  This Note is assignable by Holder to any other person or entity without the consent of Maker.

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IN WITNESS WHEREOF, Maker has duly caused this Note to be signed on its behalf, in its company name and by its duly authorized officer as of the date first set forth above.

UNITY WIRELESS CORPORATION

By:

Name:  Ilan Kenig

Title:    President & CEO

Acknowledged by:

_________________________

Name of Holder

By:_______________________________

        Name:

        Title: